UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 29, 2013

Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

(Address of principal executive offices, including zip code)

(952) 564-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On March 29, 2013, Ozarslan Tangun notified the Company that he intended to resign from our Board of Directors, due to personal reasons, effective April 5, 2013.

ITEM 8.01	OTHER EVENTS.

Size of Board. On April 4, 2013, our Board of Directors resolved to accept Mr. Tangun’s resignation effective April 5, 2013, and upon the effectiveness of such resignation, to re-set the size of the Company’s Board of Directors at five members.

Committee Composition. On April 4, 2013, our Board of Directors reconstituted the membership of its committees as follows: (1) Stephen F. Birke, Kent O. Lillemoe (Chair) and Howard P. Liszt will serve as members of the Audit Committee, (2) Stephen F. Birke (Chair), Kent O. Lillemoe and Howard P. Liszt will serve as members of the Compensation Committee, (3) Stephen F. Birke, Kent O. Lillemoe and Howard P. Liszt (Chair) will serve as members of the Corporate Governance and Nominating Committee, and (4) Stephen F. Birke, Michael C. Howe and Scott W. Koller (Chair) will serve as members of the Executive Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2013	Wireless Ronin Technologies, Inc.

	By	/s/ Scott N. Ross
Scott N. Ross
Senior Vice President, General Counsel and Secretary